                                                                   Exhibit 11.01


         MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

          For the Quarter and Six Months Ended June 30, 2002 and 2001
                 (Dollars in Thousands, Except Per Share Data)

                                                               Three Months Ended             Six Months Ended
                                                                    June 30,                      June 30,
                                                           --------------------------    --------------------------
                                                              2002           2001           2002           2001
                                                           -----------    -----------    -----------    -----------
Net earnings                                               $    53,362    $    39,002    $    42,813    $    34,350
                                                           ===========    ===========    ===========    ===========

Weighted average number of shares outstanding:
   Basic earnings per share                                 48,700,333     47,559,897     48,627,885     47,317,797
   Effect of dilutive securities                               151,474        244,077        157,267        224,236
                                                           -----------    -----------    -----------    -----------
   Diluted earnings per share                               48,851,807     47,803,974     48,785,152     47,542,033
                                                           ===========    ===========    ===========    ===========

Net earnings per share - basic                             $      1.10    $      0.82    $      0.88    $      0.73
                                                           ===========    ===========    ===========    ===========
                     - diluted                             $      1.09    $      0.82    $      0.88    $      0.72
                                                           ===========    ===========    ===========    ===========
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